SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

[] Preliminary information statement
[] Confidential, for use of the Commission only (as permitted by Rule
   14c-5(d)(2))
[] Definitive information statement

                      AMERICAN EAGLE MANUFACTURING COMPANY
                      ------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box): [] No fee required.
[]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

[]      Fee paid previously with preliminary materials.
[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

                        PRELIMINARY INFORMATION STATEMENT


                            Dated: September 10, 2004

                         AMERICAN EAGLE MANUFACTURING CO
                          2052 Cote Del Nogal, Suite A
                            Calsbad, California 92009
                                 (423) 247-9560
                              INFORMATION STATEMENT


WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

         This information statement (the "Information Statement") is furnished to the shareholders of American Eagle Manufacturing Co, a Nevada corporation (the "Company"), with respect to certain corporate actions of the Company. This information is first being provided to shareholders on or about September 30, 2004.

         The corporate action involves five (5) proposals (the "Proposals"):

     1. To approve the Asset Purchase Agreement with Bad Toys, Inc. ("Bad Toys") transferring all or substantially all of the Company's assets to Bad Toys (the "Asset Agreement").

     2. To approve the Share Exchange Agreement with the shareholders of Intercommunity Financing Corporation d/b/a No Borders ("No Borders") and items related to that transaction (the "Exchange Agreement").

     3. To change the name of the Company from American Eagle Manufacturing Co to No Borders Incorporated

     4. To increase the number of authorized shares of Company's common stock to 200,000,000 shares.

     5.    To change the Company's fiscal year from June 30 to December 31.

ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON AUGUST 20, 2004 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF THE PROPOSALS. PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S 2,756,006 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSALS HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

                       BY ORDER OF THE BOARD OF DIRECTORS




----------------------------------
Larry N. Lunan, President,
Chief Executive Officer and Director

September 15, 2004

                                TABLE OF CONTENTS
                                                                                                   Page No.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY...........................i
--------------------------------------------------------------------------
ABOUT THE INFORMATION STATEMENT......................................................................1
-------------------------------
     What is the purpose of the information statement?...............................................1
     -------------------------------------------------
     Who is entitled to notice?......................................................................2
     --------------------------
     What corporate matters will the principal shareholders vote for and how will they vote?.........2
     ---------------------------------------------------------------------------------------
     What vote is required to approve the Proposals?.................................................3
     -----------------------------------------------
STOCK OWNERSHIP......................................................................................1
---------------
     Beneficial Owners...............................................................................1
     -----------------
PROPOSAL 1 - APPROVAL OF THE ASSET PURCHASE AGREEMENT................................................2
-----------------------------------------------------
     Description of Bad Toys, Inc....................................................................2
     -----------------------------
     Description of Bad Toys Securities..............................................................2
     ----------------------------------
PROPOSAL 2 -APPROVAL OF THE SHARE EXCHANGE AGREEMENT.................................................3
----------------------------------------------------
     Purpose and Effect of Exchange Agreement........................................................3
     ----------------------------------------
     Description of Exchange Agreement...............................................................3
     ---------------------------------
     Description of No Borders Stock.................................................................5
     -------------------------------
PROPOSAL 3 - APPROVAL OF NAME CHANGE.................................................................5
------------------------------------
     Purpose and Effect of Name Change...............................................................5
     ---------------------------------
PROPOSAL 4 - APPROVAL TO INCREASE THE AUTHORIZED SHARES OF THE COMPANY...............................5
-----------------------------------------------------------------------
PROPOSAL 5 - APPROVAL TO CHANGE THE FISCAL YEAR FROM JUNE 30 TO DECEMBER 31..........................5
---------------------------------------------------------------------------
DESCRIPTION OF THE COMPANY'S SECURITIES..............................................................5
---------------------------------------
TRANSFER AGENT.......................................................................................6
--------------
ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION.................................6
--------------------------------------------------------------------
ADDITIONAL INFORMATION...............................................................................6
----------------------
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON.............................6
------------------------------------------------------------------------
PROPOSALS BY SECURITY HOLDERS........................................................................7
-----------------------------
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.........................................7
------------------------------------------------------------

                      AMERICAN EAGLE MANUFACTURING COMPANY
                          2052 Corte del Nogal, Suite A
                            Calsbad, California 92009
                                 (423) 247-9560
                              ---------------------

                        PRELIMINARY INFORMATION STATEMENT
                               September 15, 2004
                            -------------------------

                               GENERAL INFORMATION

         This information statement contains information related to certain corporate actions of American Eagle Manufacturing Company, a Nevada Corporation (the "Company"), and is expected to be mailed to shareholders on or about September 30, 2004.

         On August 9, 2004 the Company's shareholders sold 72.5% of the outstanding common stock of the Company to Bad Toys, Inc. ("Bad Toys") and a change in control occurred. Bad Toys maintains its headquarters in Kingsport, Tennessee and is the successor to a motorcycle business, which was founded by one of its major shareholders, Larry N. Lunan. Bad Toys manufactures for sale V-twin motorcycles from component parts. Bad Toys also maintains a customizing and motorcycle servicing operation and special orders premium accessories, parts, customizing items and apparel related to Harley-Davidson motorcycles. Subsequent to the sale of the Company's stock to Bad Toys, the following changes occurred (1) senior management of Bad Toys took control of the former Board of Directors of the Company; (2) on August 17, 2004 the Company performed a 1 for 10 reverse stock split of the common stock of the Company which included a corresponding 1:10 reverse split of Company's authorized shares of common stock; and (3) On August 18, 2004 the Board of Directors approved a plan to take the operations of the Company in an alternate direction and engage in new business. As of September 15, 2004 Bad Toys is the majority shareholder with 1,999,000 shares of common stock controlling 72.5% of the voting power of the Company.

         The current Board of Directors believes that the corporate actions proposed in this information statement are necessary to provide a new direction for the Company and will lead the Company toward increased profitability.

         The actions contemplated by the Board of Directors would include selling to Bad Toys all of the Company's current assets used in its motorcycle manufacturing operation and acquiring all of the shares of the Intercommunity Financing Corporation d/b/a No Borders, Inc. ("No Borders") to assume control of No Borders' business and operations.

         Upon the consummation of the actions proposed in this information statement the Company will own 100% of No Borders' issued and outstanding stock. In addition, 1,818,182 shares of Bad Toys common stock shall be issued to the Company which shall be dividended prorata to Company's shareholders of record as of August 20, 2004 pursuant to Asset Transfer. The Company will change its name to No Borders Incorporated to pursue the business and operations of No Borders.

          No Borders is in the business of providing low cost financial services and other services and products through a proprietary stored value card platform to migrant receiving communities in the United States and corresponding migrant sending communities outside of the United States, initially targeting Mexico. The first products and services to be offered are low cost remittances.


                         ABOUT THE INFORMATION STATEMENT


WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

         This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principal shareholders. Shareholders holding a majority of the Company's outstanding common stock are expected to act upon certain corporate matters outlined in this information statement, which action is expected to take place on or about October 20, 2004, consisting of the approval of the following:

1. To approve the Asset Agreement with Bad Toys to transfer all or substantially all of the Company's assets to Bad Toys.

2. To approve the Exchange Agreement with the shareholders of No Borders.

3. To change the name of the Company from American Eagle Manufacturing to No Borders, Inc.

4. To increase the authorized shares of the Company's common stock from 20,000,000 to 200,000,000.

5. To change the Company's fiscal year from June 30 to December 31.


WHO IS ENTITLED TO NOTICE?

         Each holder of an outstanding share of common stock of record on the close of business on the Record Date, September 10, 2004, will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the record date that hold in excess of fifty percent (50%) of the Company's 2,756,006, issued and outstanding shares of common stock have indicated that they will vote in favor of the Proposals. Under Nevada Corporate Law, all of the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.


WHAT CORPORATE MATTERS WILL THE PRINCIPAL SHAREHOLDERS VOTE FOR AND HOW WILL THEY VOTE?

         Shareholders holding a majority of the outstanding stock have indicated that they will vote for the following matters:

     FOR the approval of the Asset Agreement between the Company and Bad Toys.

     FOR the approval of the Exchange Agreement between the Company and the shareholders of No Borders.

     FOR the approval to change the name of the Company from American Eagle Manufacturing to No Borders, Incorporated.

     FOR the approval to increase the authorized shares of Company's common stock to 200,000,000 from 20,000,000.

     FOR, the approval to change the Company's fiscal year from June 30 to December 31

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?


         Asset Purchase. For the approval of the Asset Agreement the affirmative vote of a majority of the shares of common stock outstanding on the Record Date or 1,378,004 shares will be required.

         Share Exchange. For the approval of the Exchange Agreement with the shareholders of No Borders the affirmative vote of a majority of the shares of common stock outstanding on the Record Date, or 1,378,004 shares will be required.

         Name Change. For the approval to change the name of the Company from American Eagle Manufacturing Company to No Borders, Inc. and amend the Company's Articles of Incorporation to reflect the name change the affirmative vote of a majority of the shares of common stock outstanding on the Record Date, or 1,378,004 will be required for approval.

         Increase in Authorized Shares of Common Stock. For the approval to increase the Company's shares of common stock back to 200,000,000 from 20,000,000 shares and amend the Company's Articles of Incorporation to reflect the increase in the Company's common stock, the affirmative vote of a majority of the shares of common stock outstanding on the Record Date, or 1,378,004 will be required for approval.

         Change of Fiscal Year. For the approval of Company's fiscal year from June 30 to December 31 and amend the Articles of Incorporation to reflect a change to the Company's fiscal year, the affirmative vote of a majority of common stock outstanding on the Record Date, or 1,378,004 will be required.

                                 STOCK OWNERSHIP


BENEFICIAL OWNERS

         As of September 15, 2004, other than the persons identified below, no person owned beneficially more than five percent (5%) of the Company's common stock. Unless otherwise indicated, beneficial ownership is direct and the persons indicated have sole voting and investment power. As of September 15, 2004, the Company had 2,756.006 shares of common stock outstanding.

--------------------------------------------------------------------------------
                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                NAME AND ADDRESS                      AMOUNT AND NATURE OF               PERCENTAGE
 TITLE OF CLASS                OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP                OF CLASS
Common            Bad Toys                                                 1,999,000                        72.5
                  2344 Woodridge Avenue
                  Kingsport, TN 37664

                  Robert Cashman                                             200,000                        7.3
                  2164 N. Glassell
                  Orange, Ca. 92865

                  Total:                                                   2,199,000                        79.8



--------------------------------------------------------------------------------
                        SECURITY OWNERSHIP OF MANAGEMENT

                                NAME AND ADDRESS                      AMOUNT AND NATURE OF               PERCENTAGE
TITLE OF CLASS                 OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP                OF CLASS

Common            Bad Toys                                                      1,999,000                72.5
                  2344 Woodridge Avenue
                  Kingsport, TN 37664



Total:            All Directors & Officers and Beneficial                       1,999,000                72.5
                  Owners as a Group

(1) Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.
(2) Applicable percentage of ownership is based on 2,756,006 shares of common stock outstanding as of September 15, 2004, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 15, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

              PROPOSAL 1 - APPROVAL OF THE ASSET PURCHASE AGREEMENT

         To prepare the Company to engage in new business and pursue the various business opportunities with No Borders the Board of Directors has proposed the sale of all or substantially all of the Company's assets that are used in its custom motorcycle manufacturing operations. To that end the Board of Directors of the Company and the Board of Directors of Bad Toys have agreed to enter into a definitive agreement to sell to Bad Toys all or substantially all of the assets of the Company. The Asset Agreement under which the Company will sell its assets provides for the following:

     o Bad Toys will purchase from the Company and the Company will transfer to Bad Toys all of the Company's assets used in its custom motorcycle manufacturing business in exchange for 1,818,182 shares of the common stock of Bad Toys such shares to be dividended prorata by the Company to the Company's shareholders of record as of September 15, 2004.

     o Bad Toys will assume all of the liabilities of the Company that are related to the Company's motorcycle manufacturing business.

     o The closing of the asset purchase will take place two (2) business days following the completion of all of the closing conditions.

     o The operation of the Company as a custom motorcycle manufacturer shall cease.

     o The assets are to be sold "as is" and the Company does not make any representations or warranties with regard to the assets and liabilities being transferred to Bad Toys.


DESCRIPTION OF BAD TOYS, INC.

          In November 2003, Bad Toys, Inc. commenced trading on the Over the Counter Bulletin Board under the symbol BTOI.OB. From inception Bad Toys developed strategies of growth through acquisition. In July 2003, the Company purchased Bad Boyz Toyzz, Inc., a brokerage service to custom, classic cars, and motorcycle owners. In February 2004, the Bad Toys purchased Chambers Automotive and Precision Tricks Customs. In July 2004, Bad Toys expanded its services to include body, paint, and restoration work. In August 2004, Bad Toys purchased the majority shares in American Eagle Manufacturing Co. while Bad Toys was active in pursuing growth through acquisition, it contracted with Cornell Capital Partners L.P. for a $12 million equity line, to provide the necessary funding for working capital and to grow the business. As of September 3, 2004, Bad Toys changed its name to Bad Toys Holdings, Inc., and is now trading under the symbol BTYHV.OB.



DESCRIPTION OF BAD TOYS SECURITIES


         GENERAL

         Bad Toys authorized capital consists of 300,000,000 shares of common stock, par value $0.001 per share. On September 15, 2004, there were 9,283,016 outstanding shares of common stock and 818,888 shares of convertible preferred stock. Set forth below is a description of certain provisions relating to the company's capital stock. For additional information, please refer to Bad Toys' Articles of Incorporation and By-Laws and the Nevada General Corporate Laws.


         COMMON STOCK

         Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the board of directors out of the funds legally available therefore at that time. It is Bad Toys' present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

         PREFERRED STOCK

         The purchase price of Bad Toys' Preferred Stock is $1.00 per share with a dividend rate of 10% per annum on a cumulative basis. Preferred Stock has a liquidation preference over common stock and is convertible to common stock at a 1:10 ration. It is redeemable at $1.00 per share plus accumulated dividends. As of September 8, 2004, Bad Toys had 818,888 shares of convertible preferred stock outstanding.


         WARRANTS

         Bad Toys has not issued any warrants since inception.


         OPTIONS

         Bad Toys has not issued any options since inception.


         DIVIDENDS

         Bad Toys has not declared or paid cash dividends on its common stock since its inception and does not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, Bad Toys' operations, its capital requirements, and its overall financial condition.


              PROPOSAL 2 -APPROVAL OF THE SHARE EXCHANGE AGREEMENT


PURPOSE AND EFFECT OF EXCHANGE AGREEMENT

         Our Board of Directors believes that the Exchange Agreement under which the Company will acquire 100% of the stock of No Borders will provide a new business direction for the Company and move it towards increased profitability. To that end the Board of Directors of the Company and the Board of Directors of No Borders have both agreed to a definitive agreement.

DESCRIPTION OF EXCHANGE AGREEMENT

         The Exchange Agreement provides for the following:

     o all of the issued and outstanding shares of No Borders will be acquired by the Company, such that No Borders will become a wholly-owned subsidiary of the Company;

     o in exchange for 100% of the stock of No Borders the Company will issue to the current shareholders of No Borders 40,000,000 shares of the Company's common stock;

     o at the closing of the transaction the current officers and directors of the Company shall resign from their positions as officers and directors and contemporaneously new officers and directors shall be elected;

     o the Company shall change its name from American Eagle Manufacturing Co to No Borders Incorporated;

     o the Company and No Borders each make customary representations and warranties in the Exchange Agreement regarding their organizational governance, capitalization, financial statements, consents and authorizations and compliance with certain Nevada state and federal laws and regulations;

     o the Company and No Borders each agree to indemnify the other for loss, liability, claims, damages and expenses caused as a result of the others' willful negligence or misrepresentations;

     o the Company covenants not to perform a reverse split for a period of twelve (12) months after the closing; and

     o the Exchange Agreement shall be consummated upon the completion of the closing conditions.

DESCRIPTION OF NO BORDERS STOCK


  COMMON STOCK        2,000 shares authorized and 1,000 issued and outstanding


  PREFERRED STOCK     None


  OPTIONS The Company has not issued any options as of September 15, 2004.


  WARRANTS            None



         PROPOSAL 3 - APPROVAL OF NAME CHANGE


PURPOSE AND EFFECT OF NAME CHANGE

     Our Board of Directors believes that changing the name of the Company to No Borders Incorporated will be more representative of the future business of the Company. In addition, a name change is a requirement under the Exchange Agreement with No Borders and therefore the Company would be required to change its name upon closing the Exchange Agreement.


         PROPOSAL 4 - APPROVAL TO INCREASE THE AUTHORIZED SHARES OF THE COMPANY.

         PURPOSE AND EFFECT OF INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The increase of the authorized shares of Company's common stock is for the purpose of facilitating the Exchange Agreement, and to allow for the issuance of shares to facilitate acquisitions and other transactions, including raising capital.


         PROPOSAL 5 - APPROVAL TO CHANGE THE FISCAL YEAR FROM JUNE 30 TO DECEMBER 31

         The change of the fiscal year to December 31 from June 30 is for the purpose of facilitating the requirements of the Exchange Agreement.



         DESCRIPTION OF THE COMPANY'S SECURITIES


         COMMON STOCK

         Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the board of directors out of the funds legally available therefore at that time.

         PREFERRED STOCK

         The Company has not issued any preferred stock since it's inception.


         WARRANTS

         The Company has not issued any warrants since inception.


         OPTIONS

         The Company has not issued any options since inception.


         DIVIDENDS

         The Company has not declared or paid cash dividends on its common stock since its inception and does not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, the Company's operations, its capital requirements, and its overall financial condition


         TRANSFER AGENT

         The Company's transfer agent is Nevada Agency & Trust Company. Its telephone number is (775) 322-0626.


         ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

         Authorized but unissued shares of common stock and preferred stock would be available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company's Board of Directors' desires at that time. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.


         ADDITIONAL INFORMATION

         Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended June 30, 2003, and the Company's Quarterly Reports on Form 10-QSB for the six month periods ending September 30, 2003, December 31, 2003 and March 31, 2004




    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

         (a)......Since August 20, 2004, Larry N. Lunan has been an afficer, director and major share holder of Bad Toys. Bad Toys is currently a majority shareholder of the Company holding 72.5% of the Company's common stock. Mr. Lunan owns 32.4% of Bad Toys' common stock.

         (b)......No director of the Company has informed the Company that he intends to oppose the proposed action to be taken by the Company set forth in this information statement.

                          PROPOSALS BY SECURITY HOLDERS

         No security holder has requested the Company to include any proposals in this information statement.


          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

         Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 2052 Corte Del Nogal, Ste. A, Carlsbad, California 92009; or by calling the Company at (423) 247-9560 and requesting a copy of the information statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.




By Order of the Board of Directors




-----------------------
Larry N. Lunan
President, Chief Executive Officer and Director

Carlsbad, California
September 15, 2004